UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014 (April 23, 2014)

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

Election of Directors:   At the annual shareholders’ meeting of Southwest Bancorp, Inc. (the “Company”), held April 23, 2014, the shareholders of the Company re-elected all ten Director nominees, each for a term expiring at the 2015 annual shareholders’ meeting or such later time as his or her successor is elected and qualified.  The Directors elected and the shareholders’ votes in the election of each Director were as follows:

	For	Withheld	Broker Non-vote
James E. Berry II	20,370,897	275,346	2,335,008
Thomas D. Berry	15,180,414	165,828	2,335,008
John Cohlmia	15,200,417	145,825	2,335,008
David S. Crockett Jr.	15,108,535	237,706	2,335,008
Mark W. Funke	15,183,229	163,013	2,335,008
James M. Johnson	15,194,511	151,731	2,335,008
Larry J. Lanie	15,199,909	146,333	2,335,008
James M. Morris II	15,200,709	145,533	2,335,008
Marran H. Ogilvie	15,189,178	157,064	2,335,008
Russell W. Teubner	15,178,583	167,659	2,335,008

Based on the votes set forth above, each of the nominees was elected to serve as a director until the Annual Meeting in 2015.  The above reflects cumulative voting. There were 19,786,061 shares of common stock outstanding and entitled to vote at the annual meeting.  A total of 18,211,250 shares of common stock were represented at the meeting in person or by proxy, representing 92.04% of the shares outstanding and entitled to vote at the annual meeting.

Advisory Vote on Executive Compensation:  At the annual meeting, the shareholders also approved the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and three most highly compensated other executive officers.  The shareholder vote was as follows:

For	Against	Abstain	Broker Non-vote
14,902,586	950,178	23,477	2,335,009

Ratification of Appointment of Independent Registered Public Accounting Firm for 2014:  At the annual meeting, the shareholders also approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014.  The shareholder vote was as follows:

For	Against	Abstain
18,158,425	39,157	13,668

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 29, 2014

SOUTHWEST BANCORP, INC. By: /s/ Mark W. Funke Name: Mark W. Funke Title: President and CEO